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                                                                    Exhibit 99.1

                 TECUMSEH PRODUCTS COMPANY ANNOUNCES APPOINTMENT
                OF EDWIN L. "ED" BUKER AS CHIEF EXECUTIVE OFFICER

TECUMSEH, Mich., August 1, 2007--Tecumseh Products Company (Nasdaq: TECUA, TECUB) ("Tecumseh" or the "Company") today announced the appointment of Edwin "Ed" L. Buker as the Company's Chief Executive Officer.

Mr. Buker, whose appointment is effective August 13, 2007, joins Tecumseh from Citation Corporation, a leading supplier of metal components based in Birmingham, Alabama, where he had served as President and Chief Executive Officer since March 2002.

Prior to joining Citation, Mr. Buker, 54, served as Vice President and General Manager of the Chassis Systems Division at Visteon Automotive; as President, Electrical Systems--The Americas, for United Technologies Automotive; and as Vice President of New Model Development for BMW Manufacturing Corporation in Munich, Germany.

He also held leadership positions at BMW's Spartanburg, South Carolina, facility and at Honda's East Liberty, Ohio, manufacturing plant. Among other accomplishments, Mr. Buker was co-leader of the design, building and operations management of Honda's East Liberty facility and of BMW's Spartanburg plant. Mr. Buker holds a bachelor's degree in mechanical engineering from Tri-State University in Angola, Indiana, and an MBA from Ohio University in Athens, Ohio.

David M. Risley, Chairman of Tecumseh, said: "The appointment of Ed Buker as Chief Executive Officer adds a seasoned, proven, highly successful executive to Tecumseh. His manufacturing expertise, customer orientation and overall management and strategic acumen make him an ideal choice to lead Tecumseh's continuing efforts to improve its operational and financial performance."

Mr. Buker will become a member of Tecumseh's Board of Directors when he joins the Company this month, and will eventually succeed Mr. Risley as Chairman.

Since January 2007, the Company has been functioning under the leadership of interim President and Chief Operating Officer James J. Bonsall, who will provide transition services to Mr. Buker before returning to his ongoing role as a Managing Director of AlixPartners LLP. "Jim Bonsall provided capable leadership at a challenging time for the Company. I want to thank Jim for his outstanding work at Tecumseh in our continuing efforts to place the Company on a solid strategic, operational and financial footing," Mr. Risley said.

"Tecumseh has a long and proud history of serving customers around the world. We look forward to Ed's role as a team builder and team leader as Tecumseh continues to serve its customers and drive for improved performance and market position."

CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor provision created by that Act. In addition, forward-looking statements may be made orally in the future by or on

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behalf of the Company. Forward-looking statements can be identified by the use of terms such as "expects," "should," "may," "believes," "anticipates," "will," and other future tense and forward-looking terminology. Readers are cautioned that actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to i) the outcome of the judicial restructuring of our Brazilian engine manufacturing subsidiary; ii) the success of our ongoing effort to bring costs in line with projected production levels and product mix; iii) our ability to reduce a substantial amount of costs in the Engine & Power Train group associated with excess capacity; iv) the extent of any business disruption that may result from the restructuring and realignment of our manufacturing operations or system implementations, the ultimate cost of those initiatives and the amount of savings actually realized; v) the ability of the Company to maintain adequate liquidity in total and within each foreign operation; vi) financial market changes, including fluctuations in interest rates and foreign currency exchange rates; vii) availability and cost of materials, particularly commodities, including steel, copper and aluminum, whose cost can be subject to significant variation; viii) weather conditions affecting demand for air conditioners, lawn and garden product, portable power generators and snow throwers; ix) the ultimate cost of resolving environmental and legal matters; x) changes in business conditions and the economy in general in both foreign and domestic markets; xi) potential political and economic factors that could adversely affect anticipated sales and production in Brazil; xii) potential political and economic factors that could adversely affect anticipated sales and production in India, including potential military conflict with neighboring countries; xiii) the effect of terrorist activity and armed conflict; xiv) economic trend factors such as housing starts; xv) the effect of any business disruption caused by work stoppages initiated by organized labor unions; xvi) emerging governmental regulations; xvii) increased or unexpected warranty claims; xviii) actions of competitors; xix) our ability to profitably develop, manufacture and sell both new and existing products; and xx) the ongoing financial health of major customers. The forward-looking statements are made only as of the date of this report, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts: Roy Winnick or Michael Freitag
          Kekst and Company
          212-521-4842 or 4896
          roy-winnick@kekst.com
          michael-freitag@kekst.com

          Teresa Hess
          Director, Investor Relations
          Tecumseh Products Company
          517-423-8455
          teresa.hess@tecumseh.com

Press releases and other investor information can be accessed via the Investor Relations section of Tecumseh Products Company's Internet web site at http://www.tecumseh.com.

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